SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2003 (December 10, 2003)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	Identification No.)

3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 949-0700

Item 5. Other Events.

     On December 10, 2003, Cumulus Media Inc. issued a press release announcing that it has reached an agreement with the United States Securities and Exchange Commission to settle the previously disclosed investigation by the SEC of certain actions alleged to have occurred in 1999. The SEC has alleged that Cumulus, as a result primarily of the actions of three of its former officers, violated certain provisions of the federal securities laws in 1999. Pursuant to the settlement, and without admitting or denying any of the SEC’s allegations, Cumulus has consented to the entry of an order enjoining Cumulus from future violations of certain provisions of the federal securities laws. The SEC will assess no monetary penalties or fines against Cumulus.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

         The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated December 10, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Vice President and
General Counsel

Date: December 11, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	PRESS RELEASE, DATED DECEMBER 10, 2003